
Almaden Minerals Ltd.
("Almaden")
Canada
TSX-V: AMM
OTCQB: AAUAF
Puebla Holdings Inc.
("Puebla")
Canada
100%
Minera Gorrión S.A. de C.V.
("Gorrión")
Mexico
99.9%